UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2022

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street,
San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Compensation Plan

On April 9, 2022, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”), the Board (and with respect to that of Sean E. George, the Company’s Chief Executive Officer (the “CEO”), all of the independent members of the Board) approved a management incentive compensation plan for the 2022 fiscal year (the “Management Incentive Plan”). Under the Management Incentive Plan, the Company’s executive officers, as well as other specified senior level employees that are participants in the Management Incentive Plan, may be eligible to receive incentive compensation in the form of cash payments based on the level of achievement of specified 2022 performance goals related to cash burn, revenue, and gross margin. Eligibility to participate in the Management Incentive Plan and actual award amounts are not guaranteed and are determined at the discretion of the independent members of the Board or the Compensation Committee. The Board retains sole discretion to modify, change, or terminate the Management Incentive Plan, and with the approval of the independent members of the Board or the Compensation Committee, has full discretion to modify the payout amounts. Potential payouts under the Management Incentive Plan may be as low as 0% and may exceed 100% of target cash amounts based on relative achievement of the 2022 performance goals, and will be determined no later than March 15, 2023. 50% of the payouts awarded pursuant to the Management Incentive Plan will be paid following the determination date, with the remaining 50% paid on the first anniversary of the determination date, subject to continued service. Target cash bonus amounts at 100% payout for the Company’s executive officers are as follows: Sean E. George—$1,500,000; Roxi (Yafei) Wen—$600,000; Thomas R. Brida—$500,000; Kenneth D. Knight—$600,000; and Robert L. Nussbaum—$500,000.

Retention Equity Grants

On April 9, 2022, upon the recommendation of the Compensation Committee, the Board (and with respect to that of the CEO, all of the independent members of the Board) approved grants of retention restricted stock units (“Retention RSUs”) under the 2015 Stock Incentive Plan (the “2015 Plan”) to the Company’s executive officers, as well as other specified senior level employees. The shares of common stock underlying Retention RSUs will vest in equal annual installments over a three-year period, subject to continued service, with the first installment vesting on May 15, 2023. Each equity award is subject to the terms and conditions of the 2015 Plan and the applicable stock award agreements. Retention RSUs for the Company’s executive officers are as follows: Sean E. George—0 Retention RSUs; Roxi (Yafei) Wen—225,000 Retention RSUs; Thomas R. Brida—168,511 Retention RSUs; Kenneth D. Knight—225,000 Retention RSUs; and Robert L. Nussbaum—168,511 Retention RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2022

INVITAE CORPORATION

By:	/s/ Yafei (Roxi) Wen
Yafei (Roxi) Wen
Chief Financial Officer